March 14, 2007

Alpharma Inc.
Alpharma Operating Corporation
Alpharma U.S. Inc.
Barre Parent Corporation
Alpharma Euro Holdings Inc.
Alpharma (Bermuda) Inc.
Alpharma USHP Inc.
Alpharma Animal Health Company
Mikjan Corporation
Alpharma Holdings Inc.
Alpharma Specialty Pharma Inc.
Purepac Pharmaceutical Holdings, Inc.
Alpharma Branded Products Division Inc.
One Executive Drive
Fort Lee, New Jersey 07024

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Loan and Security Agreement dated March 10, 2006 (as at any time amended, restated, modified or supplemented, the "Loan Agreement"), among Alpharma Inc., a Delaware corporation ("Parent"), Alpharma Operating Corporation, a Delaware corporation, Alpharma U.S. Inc., a Delaware corporation, Barre Parent Corporation, a Delaware corporation, Alpharma Euro Holdings Inc., a Delaware corporation, Alpharma (Bermuda) Inc., a Delaware corporation, Alpharma USHP Inc., a Delaware corporation, Alpharma Animal Health Company, a Texas corporation, Mikjan Corporation, an Arkansas corporation, Alpharma Holdings Inc., a Delaware corporation, Alpharma Speciality Pharma Inc., a Delaware corporation formerly known as Alpharma Pharmaceuticals Inc., Purepac Pharmaceutical Holdings, Inc., a Delaware corporation, and Alpharma Branded Products Division Inc., a Delaware corporation (each a "Borrower" and collectively, "Borrowers"), the various financial institutions party thereto from time to time (each a "Lender" and collectively, "Lenders") and Bank of America, N.A., a national banking association ("BofA"), in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Parent and the other Borrowers have advised Agent and Lenders of Parent's proposed issuance of new unsecured Senior Notes due no sooner than 2027 in the original principal amount of up to $300,000,000 (collectively, the "New Senior Notes") pursuant to an Indenture between Parent, as issuer of the New Senior Notes, and the trustee named therein (the "New Senior Notes Indenture").

Borrowers have provided to Agent and Lenders a description of the terms of the proposed New Senior Notes Indenture and the New Senior Notes to be issued thereunder, such description of terms being more particularly described on Exhibit A attached hereto (the "New Senior Notes Terms"), and Borrowers have requested that Agent and Required Lenders (i) acknowledge that the proposed New Senior Notes Terms are satisfactory to Agent and Required Lenders and consent to the same, and (ii) agree to amend the Loan Agreement in order to permit the issuance of the New Senior Notes, subject to the New Senior Notes Terms (the "Proposed Issuance").

Additionally, Borrowers have advised Agent and Lenders of the desire of certain subsidiaries of Borrowers currently being formed in The People's Republic of China (collectively referred to as "Alpharma China"), to establish one or more bank and checking accounts with Bank of America Shanghai or another Affiliate of BofA, and for Bank of America Shanghai or such other Affiliate of BofA to provide to Alpharma China (i) a $10,600,000 credit facility (the "Chinese Credit Facility"), and (ii) certain bank product services from time to time (collectively with the Chinese Credit Facility, the "Chinese Facilities"). Borrowers have requested that Agent and Required Lenders consent to the Chinese Facilities and amend the Loan Agreement in order to permit the same.

Agent and Required Lenders are willing to (i) acknowledge that the proposed New Senior Notes Terms with respect to the Proposed Issuance are satisfactory to Agent and Lenders and consent to the same, (ii) consent to each of the Chinese Facilities, and (iii) agree to amend the Loan Agreement in order to permit the Proposed Issuance and the Chinese Facilities, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    Acknowledgment of and Consent to Issuance of the New Senior Notes. Agent and Lenders hereby consent to the Proposed Issuance subject to the satisfaction of each of the following conditions:

    (a) No Event of Default exists at the time of, or will exist immediately after giving effect to, the Proposed Issuance; and

    (b) any change to the New Senior Note Terms (excluding any terms relating to pricing) that is materially adverse to the Agent and Lenders shall be acceptable to Agent (and without limiting the generality of the foregoing, the New Senior Notes shall at all times remain unsecured).

    Consent to Chinese Facilities. Borrowers have advised Agent and Lenders of Alpharma China's desire to enter into the Chinese Facilities with Bank of America Shanghai or another Affiliate of BofA. Agent and Required Lenders hereby consent to each of the Chinese Facilities to be provided by Bank of America Shanghai or another Affiliate of BofA to Alpharma China, subject to the following terms: (a) Borrower's agree to jointly and severally indemnify and hold harmless BofA from and against any and all amounts BofA may pay to Bank of America Shanghai or any other Affiliate of BofA in connection with any of the Chinese Facilities, and other cash management and overdraft services provided by Bank of America Shanghai or any Affiliate of BofA to Alpharma China, whether or not any such payment is made pursuant to a written indemnity or support agreement or otherwise and such indemnification obligation shall constitute an Obligation, shall be treated as Banking Relationship Debt for purposes of Section 5.6.1 of the Loan Agreement and shall be secured by all of the Collateral; and

    (b) Any and all debts, liabilities and obligations of Alpharma China now or hereafter arising from or in connection with any of the Chinese Facilities, and the accounts and services provided in connection therewith, shall constitute an Obligation, shall be treated as Banking Relationship Debt for purposes of Section 5.6.1 of the Loan Agreement and shall be secured by all of the Collateral.

    Amendments to Loan Agreement. In addition to the foregoing consents, the parties hereto agree to amend the Loan Agreement as follows:

    (a) By adding the following new definitions to Section 1.1 of the Loan Agreement in proper alphabetical sequence:

    Alpharma China - certain subsidiaries of Borrowers currently being formed in The People's Republic of China

    Chinese Credit Facility Reserve - such reserves as may be established from time to time by Agent (i) at any time that Availability is less than $35,000,000 and as determined by Agent in its reasonable credit judgment or (ii) if at the time of or after giving effect to any payment under the New Senior Notes, Availability is or would be less than $35,000,000, and such reserves may reflect the outstanding principal amount of the Chinese Credit Facility plus all accrued interest thereon and fees payable under the terms of the Chinese Credit Facility, all as determined by Agent.

    Chinese Credit Facility - a $10,600,000 credit facility provided to Alpharma China by Bank of America Shanghai or another Affiliate of BofA.

    New Senior Notes - Parent's Convertible Senior Notes having a maturity date no sooner than 2027 in the original principal amount of no greater than $300,000,000, to be initially issued pursuant to the New Senior Notes Indenture on the New Senior Notes Issuance Date on an unsecured basis.

    New Senior Note Documents - the New Senior Notes, the New Senior Notes Indenture and any and all other documents, agreements or instruments executed in connection therewith or pursuant thereto.

    New Senior Notes Indenture - the Indenture between Parent and the trustee named thereunder governing the New Senior Notes, as from time to time amended or modified in accordance with this Agreement.

    New Senior Notes Issuance Date - the date on which the New Senior Notes have been issued and the proceeds from the New Senior Notes are received by Parent pursuant to the terms of the New Senior Notes Indenture.

    (b) By deleting from Section 1.1 of the Loan Agreement the definitions of "Availability Reserve", "Bank Products", and "Full Payment", by substituting in lieu thereof the following new definitions:

    Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) the Inventory Reserve; (ii) the Rent Reserve; (iii) the LC Reserve; (iv) the aggregate amount of reserves established by Agent from time to time in its reasonable credit judgment in respect of Banking Relationship Debt; (v) the Environmental Reserve; (vi) the aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to Agent's Liens if such Liens are not Permitted Liens (provided that the imposition of a reserve hereunder on account of such Liens shall not be deemed a waiver of the Event of Default that arises from the existence of such Liens) or are Permitted Liens for property taxes under Section 10.2.5(ii); (vii) the Chinese Credit Facility Reserve, and (viii) such additional reserves, in such amounts and with respect to such matters, as Agent in its reasonable credit judgment may elect to impose from time to time. If Agent shall elect to establish any reserve under clause (viii) above or to change any of the foregoing reserves to increase the amount of such reserves, then unless an Event of Default exists, Agent agrees to give Borrower Representative notice of such reserve but Agent's failure to give such notice shall not result in any liability to Agent hereunder but until such notice is given, such reserve shall not be effective. If an Event of Default exists, Agent shall not be required to give such notice as provided in the forgoing sentence but may do so at its election.

    Bank Products - any one or more of the following types of products, services or facilities extended to any Obligor by any Lender or any Affiliate of a Lender: (i) commercial credit cards; (ii) merchant card services; (iii) products or services under Cash Management Agreements; (iv) products under Hedging Agreements; (v) interstate depository network services, and (vi) the Chinese Credit Facility and any and all banking services provided from time to time by Bank of America Shanghai or another Affiliate of Bank of America to Alpharma China or any other Subsidiary of Parent.

    Full Payment - with respect to any of the Obligations, the full and final payment in full, in cash and in Dollars, of such Obligations (other than contingent indemnification obligations for which no claim has been made or asserted), including all interests, fees and other charges payable in connection therewith under any of the Loan Documents, whether such interests, fees or other charges accrue or are incurred prior to or during the pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any bankruptcy case pursuant to Section 506 of the Bankruptcy Code or otherwise; with respect to any LC Obligations represented by undrawn Letters of Credit and Banking Relationship Debt (including Debt arising under Hedging Agreements), the depositing of cash with Agent, as security for the payment of such Obligations, not to exceed 103% of the aggregate undrawn amount of such Letters of Credit and 100% of Agent's good faith estimate of the amount of Banking Relationship Debt due and to become due after termination of such Bank Products (provided, that with respect to the Chinese Credit Facility, Borrowers may provide cash collateral to Agent in an amount equal to 100% of the Chinese Credit Facility or replacement collateral satisfactory in all respects to Bank of America Shanghai); and with respect to any Obligations that are contingent in nature (other than Obligations consisting of LC Obligations or Banking Relationship Debt), such as a right of Agent or a Lender to indemnification by any Obligor, the depositing of cash with Agent in an amount equal to 100% of such Obligations or, if such Obligations are unliquidated in amount and represent a claim which has been overtly asserted (or is reasonably probable of assertion) against Agent or a Lender and for which an indemnity has been provided by Borrowers in any of the Loan Documents, in an amount that is equal to such claim or Agent's good faith estimate of such claim. None of the Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

    (c) By adding the following new sentence at the end of Section 3.1.5 of the Loan Agreement :

    Notwithstanding anything to the contrary contained in this Section 3.1.5, for purposes of this Section 3.1.5 only, the term Obligations shall not include Banking Relationship Debt arising under the Chinese Credit Facility or any banking services provided by Bank of America Shanghai or another Affiliate of Bank of America to Alpharma China (other than with respect to any amounts paid under any indemnity by Agent or any Lender to Bank of America Shanghai or such other Affiliate of Bank of America).

    (d) By deleting the first sentence of clause (ii) of Section 4.1.1 of the Loan Agreement and by substituting in lieu thereof the following:

    (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including Extraordinary Expenses and LC Obligations, any amounts owed for Banking Relationship Debt ) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans; provided, however, that for purposes of this clause (ii) of Section 4.1.1 only, the term Obligations shall not include Banking Relationship Debt arising under the Chinese Credit Facility or any banking services provided by Bank of America Shanghai or another Affiliate of Bank of America to Alpharma China (other than with respect to any amounts paid under any indemnity by Agent or any Lender to Bank of America Shanghai or such other Affiliate of Bank of America).

    (e) By deleting the first sentence of Section 6.2.4 of the Loan Agreement and by substituting in lieu thereof the following:

    On the effective date of termination of the Commitments by Agent or by Borrowers, all of the Obligations shall be immediately due and payable, Lenders shall have no obligation to make any Loans, Issuing Bank shall have no obligation to issue any Letters of Credit, and BofA may terminate any Bank Products (including any services or products under Cash Management Agreements), provided, however, that with respect to the Chinese Credit Facility, such Obligations shall not be immediately due and payable if Borrowers provide cash collateral to Agent in an amount equal to 100% of the Chinese Credit Facility or replacement collateral satisfactory in all respects to Bank of America Shanghai.

    (f) By adding the following new clause (xvi) of Section 10.2.3 of the Loan Agreement immediately following clause (xv) thereto, and by redesignating the existing clause (xvi) of Section 10.2.3 of the Loan Agreement as clause (xvii) thereof:

    (xvi) the New Senior Notes and refinancings thereof so long as the Refinancing Conditions are satisfied;

    (g) By deleting clause (ii) of Section 10.2.6 of the Loan Agreement and by substituting in lieu thereof the following:

    (ii) Funded Debt (including the New Senior Notes but excluding the Obligations) prior to the date on which any such payment is required to be made pursuant to any instrument or agreement evidencing such Funded Debt, including any voluntary prepayment, redemption, conversion, defeasance or other acquisition for value of any such Funded Debt unless each of the Permitted Payment Conditions are satisfied, and other than (a) payments in equity securities (as long as no Change in Control would result therefrom); (b) payments of interest in-kind; (c) prepayment in whole or in part with the proceeds of any equity securities issued or capital contributions received by any Borrower or any Domestic Subsidiary for the purpose of making such payment or prepayment; (d) refinancings of Debt to the extent permitted under Section 10.2.3(vii) or (xvi); (e) prepayments, repurchase, defeasance, retirement, satisfaction or redemption of the New Senior Notes so long as each of the Permitted Payment Conditions is satisfied; provided, that, no voluntary defeasance or redemption by Borrowers shall be permitted on any date prior to March 1, 2014; and (f) payments permitted under Section 10.2.6(i).

    (h) By deleting Section 10.2.8 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

    10.2.8 Upstream Payments

    . Create or suffer to exist any encumbrance or restriction on the ability of a Domestic Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents, (ii) existing under Applicable Law (iii) identified and fully disclosed in Schedule 10.2.8, (iv) under any documents relating to joint ventures of any Obligor to the extent that such joint ventures are not prohibited hereunder, (v) the foregoing shall not apply to any restrictions in existence prior to the time any such Person became a Subsidiary and not created in contemplation of any such acquisition, (vi) under any agreement relating to the New Senior Notes, or any refinancing or replacement thereof, and (vii) under any agreement relating to Debt incurred under Section 10.2.3(xvii) to the extent not more restrictive than those existing on the date hereof.

    (i) By adding the following new Section 10.2.21 to the Loan Agreement immediately following Section 10.2.20 thereof:

    10.2.21 Amendments to New Senior Notes Documents

    . Amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of) any of the New Senior Note Documents (or any replacements or substitutions or renewals thereof), or pursuant to which the New Senior Notes are issued or extended, except in connection with any refinancing thereof permitted under Section 10.2.3, if such amendment, modification or supplement provides for any of the following or has any of the following effects:

    (i) increases the aggregate principal amount of the New Senior Notes above $300,000,000;

    (ii) shortens the final maturity date of such Debt;

    (iii) amends, modifies or adds any financial or negative covenants in a manner which when taken as a whole is more onerous or more restrictive in any material respect to Borrowers and their Domestic Subsidiaries taken as a whole or amends, modifies or supplements any of the New Senior Note Documents to grant Liens in any property of an Obligor to secure the New Senior Notes (which shall at all times remain unsecured); or

    (iv) results in any of the Loan Documents, the Commitments or any of the credit facilities evidenced hereby, not constituting a permitted credit facility under the New Senior Note Documents.

    (j) By deleting Section 12.1.5 of the Loan Agreement in its entirety, and by substituting the following in lieu thereof:

    12.1.5 Other Defaults

    . There shall occur any default or event of default on the part of any Obligor under (i) the New Senior Notes (after giving effect to the expiration of any grace period set forth therein), or (ii) any agreement, document or instrument to which such Obligor is a party or by which such Obligor or any of its Properties is bound, creating or relating to any Debt (excluding the Obligations and the New Senior Notes) in excess of $10,000,000 if (after giving effect to the expiration of any grace period set forth therein), in each case, the payment or maturity of such Debt may be accelerated in consequence of such default or event of default or demand for payment of such Debt may be made.

    (k) By deleting Section 15.18 of the Loan Agreement in its entirety, and by substituting the following in lieu thereof:

    15.18 Certifications Regarding Indentures.

    Upon and after the New Senior Notes Issuance Date, on each day that Borrowers request or are deemed to have requested any Loan, Letter of Credit or other extension of credit hereunder, each Borrower hereby certifies to Agent and Lenders that neither the execution or performance of this Agreement by Borrowers nor the incurrence of any Debt pursuant to the terms of this Agreement or any of the other Loan Documents violates any provision of the New Senior Notes Indenture. Each Borrower further certifies to Agent and Lenders that (i) all of the Commitments constitute a "Credit Facility" (or the equivalent term defined in the New Senior Notes Indenture) under the New Senior Notes Documents, and (ii) that all Obligations collectively constitute "Senior Indebtedenss" (or the equivalent term defined in the New Senior Notes Indenture) under the New Senior Notes Documents.

    No Novation, etc. The parties hereto acknowledge and agree that, except as set forth herein, nothing in this letter agreement shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect, and the Agent's and Lenders' willingness to consent to the Proposed Issuance and the Chinese Facilities as set forth herein, shall not extend to, or be deemed a consent, to any other refinancing, issuance or other transactions other than in accordance with the terms of the Loan Agreement. This letter agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

    Acknowledgments and Stipulations; Representation and Warranties. By its signature below, each Borrower hereby (a) ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents; (b) acknowledges and stipulates that (i) the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) all of the Obligations of such Borrower are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); and (c) represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this letter agreement, that (i) the execution, delivery and performance of this letter agreement has been duly authorized by all requisite corporate or limited liability company action on the part of such Borrower, and (ii) all of the representations and warranties made by such Borrower in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.

    Miscellaneous. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York (but without regard to conflict of law principles). This letter agreement shall be binding upon an inure to the benefit of the parties and their respective successors and assigns. This letter agreement may be executed in any number of counterparts and by different parties to this letter agreement on separate counterparts, each of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. Each Borrower agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter agreement.

[Signatures commence on following page]

The parties hereto have caused this letter agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.
Very truly yours,
BANK OF AMERICA, N.A., as Agent
and a Lender
By:_/s/ John M. Olsen____________________
John M. Olsen, Senior Vice President

DNB NOR BANK ASA, as a Lender
By:_/s/ Philip F. Kurpiewski________________
Philip F. Kurpiewski, Senior Vice President
By:_/s/ Alfred C. Jones, III
Alfred C. Jones, III, Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:_/s/ Gordon Wilkins____________________
Gordon Wilkins, Vice President

ALPHARMA INC.
By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, Vice President and Interim Chief Financial Officer

ALPHARMA OPERATING CORPORATION
By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

ALPHARMA U.S. INC.
By: /s/ Christine Sacco
Christine Sacco, Treasurer
[CORPORATE SEAL]

ALPHARMA EURO HOLDINGS INC.
By: /s/ Christopher Towner
Christopher Towner, Secretary

ALPHARMA (BERMUDA) INC.
By: /s/ Christopher Towner
Christopher Towner, Secretary

ALPHARMA USHP INC.
By: /s/ Christopher Towner
Christopher Towner, Secretary

ALPHARMA ANIMAL HEALTH COMPANY
By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, Vice President and Treasurer

MIKJAN CORPORATION
By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

ALPHARMA HOLDINGS INC.
By: /s/ Christopher Towenr
Christopher Towner, Secretary

ALPHARMA SPECIALITY PHARMA INC.
By: /s/ Christopher Towner
Christopher Towner, Secretary

PUREPAC PHARMACEUTICAL HOLDINGS, INC.
By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

ALPHARMA BRANDED PRODUCTS DIVISION INC.
By: /s/ Ronald Warner
Ronald Warner, President and Chief Executive Officer

BARRE PARENT CORPORATION
By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell, President

Exhibit A

New Senior Notes Terms

[provided by Borrowers - see attached]